Exhibit 23.1


                    Consent of KPMG LLP, Independent Auditors
                    -----------------------------------------





To the Board of Directors
SM&A Corporation


         We consent to incorporation by reference of our report dated January 25, 1999, except for notes 5 and 13 which are dated as of March 12, 1999, and to the reference to our firm under the heading "Experts" in the prospectus.



                                                      /s/ KPMG LLP



Orange County, California
April 28, 1999